EXHIBIT 99


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                                  NEWS RELEASE

TF FINANCIAL CORPORATION
3 Penns Trail
Newtown, Pennsylvania 18940

For verification, contact:          John R. Stranford, President and CEO
                                    Bill Niemczura, Senior Vice President
                                      and Chief Financial Officer

Phone:      (215) 579-4000
Fax:        (215) 579-4748
For immediate release July 8, 1996


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      Newtown, Pennsylvania,  July 8, 1996 - - TF Financial Corporation (NASDAQ:
THRD), the holding company for Third Federal Savings Bank, today announced the completion of the repurchase of 226,000 shares of the Company's common stock. This repurchase represents approximately five per-cent of the outstanding shares prior to the commencement of the repurchase program of the company and reduces the total outstanding shares to 4,297,386.

      John R. Stranford, President of TF Financial Corporation, said that the repurchased shares will be retained as treasury stock.

      Third Federal Savings Bank is headquartered in Newtown, Pennsylvania and operates through its main office and ten branch office locations throughout Northeast Philadelphia and Lower Bucks County. Third Federal recently announced that it had entered into a definitive agreement with Cenlar Federal Savings Bank, Trenton, New Jersey, to acquire three branch offices of Cenlar located in Ewing, Hamilton Square and Princeton, New Jersey with approximately $143 Million in deposits. The Company's Stock is traded under the symbol "THRD" on the NASDAQ Stock Market.